UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 29, 2007

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2007, Nuvelo, Inc., entered into a Variation and Settlement Agreement with Avecia Limited and Avecia Biologics Limited (together, “Avecia”), dated effective June 30, 2007, to resolve certain matters that had arisen between Avecia and Nuvelo under the Development and Validation Agreement entered into on June 30, 2005.

Under the Variation and Settlement Agreement, the parties waived certain obligations and liabilities that arose between them before June 30, 2007. Specifically, the parties waived any obligations and liabilities between them for any additional payment, refund, rework or replacement associated with any batches of alfimeprase manufactured under the agreement before June 30, 2007, with the exception of Batches 11 and 12. With respect to Batches 11 and 12, the parties agreed that if certain requirements are met with respect to each of these batches, then Nuvelo will pay Avecia £424,940 for each batch. Nuvelo also agreed to pay Avecia up to £385,824 for certain materials previously purchased by Avecia in connection with the Development and Validation Agreement and upon the completion of certain reports and other related work, and Avecia agreed to transfer certain consumable materials to Nuvelo. A copy of the Variation and Settlement Agreement is attached hereto as Exhibit 10.62, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.62	Variation and Settlement Agreement, dated June 30, 2007, among Avecia Limited, Avecia Biologics Limited and Nuvelo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Ted W. Love, MD
Ted W. Love, MD
Chief Executive Officer

Dated: July 6, 2007

EXHIBIT INDEX

10.62	Variation and Settlement Agreement, dated June 30, 2007, among Avecia Limited, Avecia Biologics Limited and Nuvelo, Inc.